Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CSR Share Award Plan, the CSR plc Share Option Plan, the CSR plc Save As You Earn Scheme, the CSR plc Global Share Option Plan, the Centrality Communications, Inc. 1999 Stock Plan, the TrueSpan Incorporated 2004 Stock Incentive Plan, the SiRF Technology Holdings, Inc. 2004 Stock Incentive Plan and the SiRF Technology Holdings, Inc. Amended and Restated 1995 Stock Plan of CSR plc of our report dated February 27, 2009, with respect to the consolidated financial statements and schedule of SiRF Technology Holdings, Inc. as of December 27, 2008 and December 31, 2007, and the related consolidated statements of operations, convertible preferred stock and stockholders’ equity, and cash flows for the periods ended December 27, 2008, December 31, 2007 and December 31, 2006, included in the proxy statement/ prospectus that is made a part of the Registration Statement on Form F-4 (Registration No. 333-159615), as amended, of CSR plc filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

June 25, 2009